UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007
CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-920657

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 569-9900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 17, 2007, the Human Resources Committee (the “Committee”) of the Board of Directors of CSS Industries, Inc. (“CSS”) approved the following annual base salaries, effective retroactively to April 1, 2007, the beginning of CSS’ fiscal year ending March 31, 2008, for certain of CSS’ named executive officers included in CSS’ Proxy Statement dated June 22, 2006 (the “Proxy Statement”):

Annual
Executive Officer	Base
Name and Title	Salary
Christopher J. Munyan, President and Chief Executive Officer	$480,000

Jack Farber, Chairman	$400,000

Clifford E. Pietrafitta, Vice President – Finance, and Chief Financial Officer	$266,800
David J. M. Erskine and Frank Macero, Jr., both of whom were included as named executive officers in the Proxy Statement, left their positions as officers and employees of CSS and/or its affiliates during CSS’ fiscal year ended March 31, 2007.
On April 17, 2007, the Committee also adopted a Management Incentive Program applicable to CSS and its affiliated companies (the “Program”) as well as Management Incentive Program Criteria applicable to CSS’ fiscal year ending March 31, 2008 (the “FY 2008 Program Criteria”).
The Program is intended to enable CSS and its affiliates to motivate and reward favorable performance by providing cash bonus payments (each an “Award”) to Program participants (“Participants”) based upon the achievement of pre-established and objective performance goals for each fiscal year. Participants are CSS executive officers and such other employees of CSS and its affiliates as may be selected by the Committee to participate in the Program. In addition to selecting Participants, the Committee has general administration authority over the Program, including the power to: (i) determine the terms, conditions and amount of each Award, (ii) establish performance objectives and the period of time over which they are to be performed, and (iii) determine whether such performance objectives have been achieved.
No bonus payments may be made under the Program unless and until the Committee has determined that the applicable performance goals and/or any other material terms and conditions precedent to payment have been satisfied to the extent required. The Program provides that the Committee will seek to complete these determinations such that any payments under the Program will be made within 2-1/2 months following the end of the fiscal year containing the last day of the applicable performance period.
Payments under the Program are expressly conditioned upon the applicable Participant remaining in the continuous employment of CSS or one of its affiliates through the payment date (or such other date as may be specified by the Committee at the time that the performance objectives are established), except in the case of the Participant’s death or disability. Furthermore, the Program provides that the Committee retains discretion (i) to reduce or eliminate the amount otherwise payable to any Participant based on individual performance or any other factors that the Committee deems appropriate and (ii) to establish rules or procedures that have the affect of limiting the amount payable to each Participant to an amount that is less than the amount otherwise authorized pursuant to the Program.

The FY 2008 Program Criteria provide that incentive compensation may be paid to executive officers of CSS (other than those executive officers serving as President of a CSS subsidiary (each a “Subsidiary President”), for whom incentive compensation is described elsewhere in this Form 8-K), if CSS’ earnings per share (“EPS”) equals or exceeds a minimum level established by the Committee. If the minimum EPS level is achieved or exceeded, the amount of incentive compensation paid to an executive will be based upon the level of EPS achieved by CSS and the executive’s individual performance. A target index amount will be utilized to calculate an executive’s incentive compensation. An executive’s target index amount is equal to a percentage of his or her annual base salary. Depending upon each executive’s position, the target index amounts range from 50% to 100% of annual base salary if a Committee-approved target level of EPS is achieved. If the actual level of EPS is higher or lower than the target EPS level, then the target index amount for each executive (and, therefore, the amount that may be paid) will vary depending upon the extent to which the actual EPS level is higher or lower than the target EPS level. No incentive compensation will be paid if the achieved level of EPS is less than the minimum level approved by the Committee.
If the minimum level of EPS is achieved or exceeded, the target index amount corresponding to the achieved level of EPS will be allocated and paid as follows, unless otherwise determined by the Committee: (i) 50% will be allocated and paid based upon the actual level of EPS achievement as compared to the target EPS level and (ii) 50% will be allocated and paid based upon each executive’s achievement of his or her individual performance goals. The Committee will determine the extent to which such individual performance goals have been attained by executive officers.
The FY 2008 Program Criteria provide that each executive officer serving as a Subsidiary President is eligible to receive incentive compensation calculated using a target index amount equal to 80% of the Subsidiary President’s annual base salary. Incentive compensation for Subsidiary Presidents is divided into two parts: (a) a part entirely contingent upon the achievement by the Subsidiary President’s operating company of at least a minimum level of net operating income (“NOI”), and (b) a part entirely contingent upon the achievement by CSS of at least a minimum level of EPS. If the minimum level for a part is not achieved, no incentive compensation for that part will be paid. If Committee-approved target levels of NOI and EPS are both achieved, then 80% of the target index amount will be attributable to NOI, and 20% of the target index amount will be attributable to EPS. If the actual levels of NOI or EPS are higher or lower than the applicable target levels, then the target index amount (and, therefore, the amount that may be paid) for each part will vary depending upon the extent of the actual levels, as compared to the target levels.
If the minimum levels of EPS and NOI are achieved or exceeded, the target index amount corresponding to the achieved levels of EPS and NOI will be allocated and paid as follows, unless otherwise determined by the Committee: (i) 20% will be allocated and paid based upon the actual level of EPS achievement as compared to the target EPS level, (ii) 40% will be allocated and paid based upon the actual level of NOI achievement as compared to the target NOI level and (iii) 40% will be allocated and paid based upon each Subsidiary President’s achievement of his or her individual performance goals. The part that is allocated based on individual performance is a sub-part of the NOI part. Therefore, unless the Committee determines otherwise, the amount allocable based upon individual performance will be determined by the extent to which the minimum level of NOI has been achieved or exceeded, and no payment will be made with respect to individual performance if the minimum level of NOI is not achieved. The Committee will determine the extent to which individual performance goals have been attained by Subsidiary Presidents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)
By:
William G. Kiesling
Vice President – Legal and Human Resources and General Counsel

Date: April 23, 2007

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